SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                                   FORM 8-A/A
                          (Amendment No. 1 to Form 8-A)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  AMETEK, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                    14-1682544
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



  STATION SQUARE, PAOLI, PENNSYLVANIA                       19301
(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
____________________
(If Applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on which
Title of Each Class to be So Registered       Each Class is to be Registered

Associated Rights to purchase Series A             New York Stock Exchange
Junior Participating Preferred Stock of                Pacific Exchange
AMETEK, Inc. (formerly known as Ametek
Aerospace Products, Inc.) which are
attached to and trade with the shares of the Registrant's common stock, $.01 par value per share



Securities to be registered pursuant to Section 12(g) of the Act:   None.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Except as described below, the description of the associated Rights to purchase Series A Junior Participating Preferred Stock of AMETEK, Inc. (formerly known as Ametek Aerospace Products, Inc.) (the "Company") which are attached to and trade with the shares of common stock, $.01 par value per share, of the Company, remains unchanged from the description thereof incorporated by reference in the initial filing, dated as of July 23, 1997, of the Company's Registration Statement on Form 8-A being amended hereby.

          The Company has entered into an Amendment No. 1 to Rights Agreement, dated as of May 11, 1999, by and between the Company and American Stock Transfer & Trust Company (the "Rights Agent"), whereby the Rights Agreement, dated as of June 2, 1997, by and between the Company and the Rights Agent has been amended to delete Section 23(c) thereof in its entirety. Prior to such deletion, Section 23(c) provided as follows:

                    (c) Notwithstanding the provisions of Section 23(a) hereof, in the event that a majority of the Board is elected by stockholder action by written consent, or is comprised of persons elected at a meeting of stockholders who were not nominated by the Board in office immediately prior to such meeting or action, then for a period of one hundred and eighty (180) days following the effectiveness of such election the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of allowing any Person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person.

ITEM 2.   EXHIBITS.

               1.1 The Company's Registration Statement on Form 10 and the Exhibits thereto filed with the Securities and Exchange Commission on May 12, 1997, as amended by Amendment No. 1 thereto filed on June 20, 1997, and as further amended by Amendment No. 2 thereto filed on June 27, 1997.*

               2.1 The Amended and Restated Certificate of Incorporation of the Company.**

               3.1  The Bylaws of the Company.**

               4.1 Form of Rights Agreement, dated as of June 2, 1997, by and between the Company and American Stock Transfer & Trust Company.**

               4.2 Amendment No. 1 to Rights Agreement, dated as of May 11, 1999, by and between the Company and American Stock Transfer & Trust Company.***

               5.1  Form of Rights Certificate.**


----------------------------
* Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission as of July 23, 1997.

** Incorporated by reference to the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission on May 12, 1997, as amended by Amendment No. 1 thereto filed on June 20, 1997, and as further amended by Amendment No. 2 thereto filed on June 27, 1997.

*** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three month period ending March 31, 1999, as filed with the Securities and Exchange Commission on May 13, 1999.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         AMETEK, Inc.
                                        (Registrant)


                                         By: /s/ John J. Molinelli
                                            ----------------------------
                                            Name:  John J. Molinelli
                                            Title: Executive Vice President-
                                                   Chief Financial Officer


Date: May 21, 1999